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                                   PRESS RELEASE

FOR IMMEDIATE RELEASE
For further information, contact:

Stebbins Chandor                          Fletcher Chamberlin
S.V.P., Chief Financial Officer           Investor Relations
Metro One Telecommunications, Inc.        Harris Massey Herinckx
(503) 643-9500                            (503) 973-9226

METRO ONE TELECOMMUNICATIONS COMMENTS ON SECOND QUARTER OUTLOOK, CONTRACT CONCLUSIONS

     Portland, Oregon - June 25, 1998 - Metro One Telecommunications, Inc. (NASDAQ: MTON), a leading provider of enhanced directory assistance (EDA) to the telecommunications industry, today announced that its contract with BellSouth Cellular and portions of its contract with Ameritech Cellular are not expected to be renewed when they conclude this year. The company also announced that revenues in its second quarter ending June 30, 1998 are expected to be greater than current investor expectations.

     Second quarter revenues are currently expected to be in the range of $10.7 to $10.9 million. That is nearly double 1997 second quarter revenues of $5.5 million and continues the company's recent record of rapid year-over-year growth.

     Metro One has been providing a limited version of its service to portions of the BellSouth Cellular subscriber base in south Florida under a contract that concludes at the end of June 1998. The company has been informed that directory assistance for these customers will be handled by internal BellSouth capacity when the contract with Metro One concludes. The BellSouth contract provided less than 3% of revenues in the first quarter of 1998.

     The portion of the company's Ameritech Cellular EDA contract pertaining to the Chicago market, although currently on extension to July 1998, is not expected to be replaced by a long-term contract. It is expected that Ameritech will handle directory assistance calls for both the Chicago and Detroit markets with its own internal personnel. Service for the Detroit portion of the contract is contractually scheduled to conclude in

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November 1998.

     "The conclusion of the BellSouth business will have a minimal impact on our revenue growth, which has been approximately 100% on a year-over-year basis for the last two quarters," commented Timothy A. Timmins, president and CEO of Metro One. "We continue to see substantial growth from our other customers, who do not require their subscribers to go through a 'gateway' to reach our operators, and we have ongoing business discussions about new contracts with other communications companies.

     "The Chicago Ameritech business, which represented approximately 10% of our revenues in the first quarter of 1998," continued Timmins, "is obviously meaningful and we would have liked to retain it. We do feel that the growth we are currently experiencing within our existing customer base plus growth we should be able to generate from new business should more than make up for the completion of this particular portion of the Ameritech Cellular business and that of BellSouth."

     Metro One Telecommunications, Inc. is an independent developer and provider of Enhanced Directory Assistance services for the telecommunications industry. The company operates call centers located throughout the U.S. Revenue for the full year 1997 was $26.1 million. Revenue for the first quarter of 1998 was $9.0 million, or 102 percent above first quarter 1997 levels.

     This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, increased competition, expiration of EDA contracts, the rapidly changing telecommunications market, changes in pricing policies by the company or its competitors, lengthy sales cycles, lack of market acceptance or delays in the introduction of new versions of the company's products or features, the timing of the initiation of wireless services in new market areas by telecommunications customers, the timing and expense of the company's expansion of its nationwide call center network and other factors detailed in the Company's Securities and Exchange Commission filings, including its reports on Form 10-KSB for the year ended December 31, 1997 and on Form10-QSB

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for the quarter ended March 31, 1998.  The forward-looking statements should be considered in light of these risks and uncertainties.


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